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                                                                   EXHIBIT 10.76

                             MASTER SUPPLY AGREEMENT

                                     BETWEEN

                            AASTROM BIOSCIENCES, INC.

                                       AND

                          ASTRO INSTRUMENTATION L.L.C.

          AS REVISED BY AASTROM BIOSCIENCES, INC. ON FEBRUARY 14, 2003

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                                TABLE OF CONTENTS

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1.       Definitions..............................................................................................      1

2.       Appointment of Supplier..................................................................................      1

3.       Agreement to Manufacture and Manufacturing Responsibilities..............................................      2

         3.1      Manufacture.....................................................................................      2

         3.2      Changes.........................................................................................      2

         3.3      Product Documentation...........................................................................      2

                  3.3.1    Device Master Record...................................................................      2

                  3.3.2    Engineering Changes....................................................................      2

                  3.3.3    Scrap Costs............................................................................      3

         3.4      Testing.........................................................................................      3

         3.5      Additional Products.............................................................................      3

         3.6      Aastrom Equipment...............................................................................      3

         3.7      Material Purchases and Supply Chain Management..................................................      4

         3.8      Insurance.......................................................................................      4

4.       Commercial Terms and Pricing.............................................................................      4

         4.1      Purchase Orders.................................................................................      4

         4.2      Ordering and Forecasts..........................................................................      4

                  4.2.1    Frozen Period..........................................................................      4

                  4.2.2    Variable Period........................................................................      5

                  4.2.3    Informative Period.....................................................................      5

         4.3      Pricing and Cost Reductions.....................................................................      5

         4.4      Packaging.......................................................................................      5

         4.5      Test Report.....................................................................................      6

         4.6      Aastrom Purchasing Rights.......................................................................      6
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                                TABLE OF CONTENTS
                                   (continued)

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         4.7      Payment.........................................................................................      6

5.       Quality, Workmanship and Warranty........................................................................      6

         5.1      Device History Record...........................................................................      6

         5.2      Non-Confirming Products.........................................................................      6

         5.3      Return of Goods.................................................................................      6

         5.4      Warranty........................................................................................      7

         5.5      Inspection......................................................................................      7

         5.6      Warranty of Facility Registration and Compliance................................................      7

         5.7      Warranty of Design..............................................................................      7

6.       Spares Parts Inventory...................................................................................      7

7.       Transfer of Title/Transportation.........................................................................      7

8.       Refurbishment............................................................................................      8

9.       Force Majeure............................................................................................      8

10.      Termination..............................................................................................      8

11.      Proprietary Information..................................................................................      9

         11.1     Confidentiality.................................................................................      9

         11.2     Aastrom's Property: Use of Property by Supplier.................................................     10

         11.3     Inventions......................................................................................     10

         11.4     Nondisclosure...................................................................................     10

12.      Right of Inspection......................................................................................     10

13.      Complete Agreement.......................................................................................     10

14.      Law and Disputes.........................................................................................     11

         14.1     Governing Law...................................................................................     11

         14.2     Dispute Resolution..............................................................................     11

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                                TABLE OF CONTENTS
                                   (continued)

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15.      Indemnification..........................................................................................     11

16.      Term of Agreement........................................................................................     11

17.      Assignment...............................................................................................     11

18.      Severability.............................................................................................     11

19.      Notices..................................................................................................     11

20.      Privity..................................................................................................     12

21.      Validity of Agreement Signed in Counterpart..............................................................     12

EXHIBIT "A"  PRODUCT PRICING......................................................................................     14

EXHIBIT "B"  PRICING FOR SPARE PARTS..............................................................................     15

EXHIBIT "C"  AASTROM EQUIPMENT....................................................................................     16

EXHIBIT "D"  AASTROM PURCHASE ORDER STANDARD TERMS AND CONDITIONS.................................................     17
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                               LIST OF DEFINITIONS

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
Definition                                                                          Location
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
AAA.............................................................................          14.2
Aastrom.........................................................................  Introduction
Aastrom Equipment...............................................................           3.6
Aastrom Sourced Parts...........................................................           5.4
Affiliate.......................................................................           1.1
DHR.............................................................................           5.1
DMR.............................................................................         3.3.1
Products........................................................................           1.2
RMA.............................................................................           5.3
RSL.............................................................................             6
Specifications..................................................................           1.4
Supplier........................................................................  Introduction
Test Report.....................................................................           1.3

                             MASTER SUPPLY AGREEMENT

         This Master Supply Agreement (this "Agreement") is effective as of the date of the last signature between Aastrom Biosciences, Inc., located at Lobby L, 24 Frank Lloyd Wright Dr., Ann Arbor, MI 48105 ("Aastrom") and Astro Instrumentation L.L.C. ("Supplier"), located at 13500 Darice Parkway, Strongsville, Ohio 44149.

         WHEREAS, the following details reflect a consolidation of agreed upon terms and conditions from previous communication,

         WHEREAS, clause headings are for convenience only and shall not affect or be deemed to affect the construction or interpretation of the terms and conditions of this Agreement.

         Now, Therefore, in consideration of the above premises and mutual covenants herein, set forth, the parties hereto agree as follows:

1. Definitions.

         For purposes of this Agreement:

         1.1 "Affiliate" shall mean with respect to a party, an entity which, directly or indirectly, majority owns, or is majority owned by, or is under common majority ownership with, that party. For the purposes hereof, a partnership shall be deemed an affiliate if Aastrom or Supplier is the managing partner or is a general partner and has an active and significant economic interest therein.

         1.2 "Products" shall mean the products, component parts, subassemblies and associated spare parts, listed in Exhibits "A" and "B" (as applicable), or any other products that the parties from time to time hereafter may mutually agree to add to this Agreement, for Supplier to make and/or assemble and deliver to Aastrom under the terms and conditions of this Agreement. The individual parts or subassemblies which comprise the Products, and the processing and test instructions for each, are described in detail in the documents referenced on Exhibits "A" and "B."

         1.3 "Test Report" shall mean the actual measurements recorded on a paper printout upon the completion of test procedures indicated on the Specifications for the Products tested prior to shipment.

         1.4 "Specifications" shall mean the drawings, specifications and test instructions contained within the document (or set of documents) referenced for each of the Products on Exhibits "A" and "B," copies of which have been or will be delivered to Supplier.

2. Appointment of Supplier.

         2.1 During the initial three (3) year term of this Agreement, Aastrom shall regard Supplier as its preferred supplier for the Products and will purchase its requirements for the Products from Supplier, provided however, that nothing in this Agreement shall be deemed to preclude Aastrom from manufacturing the Products itself or from utilizing alternate suppliers if

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Supplier is unable to meet Aastrom's requirements, remain cost competitive, or otherwise fulfill its obligations under this Agreement.

         2.2 If Aastrom believes that Supplier is not remaining cost competitive, Aastrom may obtain a quote from another supplier to manufacture one or more of the Products. If such a quote is ten percent (10%) or more lower than Supplier's quoted price, Supplier shall reduce the price to the quoted price within a reasonable time period (not to exceed sixty (60) days). Aastrom will provide Supplier with the source and supporting information for the price quote for Supplier's review. If Supplier is unable to match the price quote, then Aastrom may elect to transfer manufacture of any number of the Products to the alternate manufacturer.

         2.3 Supplier will use best diligent efforts to search for methods and means that will lead to cost reductions and savings for the Products. Aastrom will cooperate with Supplier in these efforts.

3. Agreement to Manufacture and Manufacturing Responsibilities.

         3.1 Manufacture. Supplier will manufacture the Products in accordance with the Specifications. Supplier also agrees that Aastrom's Quality Assurance Group shall have the right from time to time upon reasonable written notice to perform quality audits of Supplier's facilities (or the facilities of Supplier's subcontractors or Affiliates) to ensure that the Products are manufactured in compliance with the Specifications. It is further understood that Supplier shall have primary responsibility for management of its suppliers and the resolution of technical issues.

         3.2 Changes. Supplier shall notify Aastrom in writing prior to the implementation of any process change or the use of any manufacturing facility which differ from those processes or facilities which are used originally to produce the Products.

         3.3      Product Documentation.

                  3.3.1 Device Master Record. Supplier shall maintain working drawings for manufacturing and testing the Products, including without limitation, drawings and specifications for component parts to be acquired from specified vendors, test and acceptance procedures and criteria, assembly and subassembly specifications, drawings and requirements, costed bill of materials, and manufacturing procedures (collectively called the "DMR"). Aastrom shall own the DMR and all other manufacturing information relative to the Products, which shall be considered Aastrom's confidential information under Section 11 hereof.

                  3.3.2    Engineering Changes.

                           (a) Aastrom may request that Supplier incorporate
engineering changes to any Product by submitting a written change request signed by a designated Aastrom representative, or alternate. Supplier shall address requested changes within one week. Supplier may initiate engineering changes (e.g., in non-exclusive components or processes). Aastrom will be notified of all changes prior to implementation; Aastrom has the right to review the validation of any change, and Aastrom may reject any change which Aastrom deems detrimental to the quality of the Product.

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                           (b) All documentation change activity will be handled
through Supplier's engineering notification system, subject to approval by Aastrom.

                           (c) Aastrom shall be supplied copies of all revised
documentation in printed or electronic form upon release of that documentation.

                           (d) If the incorporation of such changes in
engineering causes a difference in the price for Supplier, both Aastrom and Supplier will negotiate in good faith to agree and amend the prices contained in Exhibits "A and B" to reflect such change in price.

                           (e) The Supplier shall not unreasonably refuse to
incorporate Aastrom's engineering change requests in a Product when requested by Aastrom.

                           (f) Following execution of this Agreement, Aastrom
and Supplier shall prepare and mutually agree on a plan which describes how changes are to be controlled, and identify the respective representatives which shall be responsible to request, implement and validate the changes.

                  3.3.3 Scrap Costs. Payment of material scrap or other costs incurred by Supplier due to an engineering change order initiated by Aastrom are the responsibility of Aastrom and are payable net 30 days after the time of implementation of the engineering change order. If said engineering change order is initiated by Supplier, then Supplier shall bear said material scrap and other costs, unless the parties mutually agree otherwise prior to the change.

         3.4 Testing. Supplier shall test the Products in accordance with the test procedures and specification procedures described in the drawings referenced on Exhibits "A" and "B" and such other procedures as may be supplied by Aastrom and mutually agreed upon. Any test equipment supplied to Supplier by Aastrom or designed and fabricated by Supplier for testing Products shall be maintained and calibrated by Supplier at its expense. Supplier shall modify such test equipment as may be necessary to accommodate any engineering changes made to the Product, or mutually agreed upon. The costs of such changes shall be borne between the parties as mutually agreed between Aastrom and Supplier.

         3.5 Additional Products. Aastrom shall have the right to add additional Products to this Agreement upon acceptance by Supplier.

         3.6      Aastrom Equipment.

                  3.6.1 Supplier shall maintain and account for all tools, tooling, fixtures, molds, dies, test equipment, and other equipment (cumulatively, the "Aastrom Equipment") provided by Aastrom or paid for by Aastrom for manufacture of the Products at the Supplier's facility or at any of the Supplier's subcontractor's facilities. Supplier acknowledges that the Aastrom Equipment is the sole and exclusive property of Aastrom, and the Aastrom Equipment shall be identified and tagged as "Property of Aastrom Equipment." A preliminary list of all Aastrom Equipment to be delivered by Aastrom to Supplier is attached hereto as Exhibit "C", which shall be amended from time to time by Aastrom upon future deliveries of additional Aastrom Equipment.

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                  3.6.2    Supplier shall use, maintain and repair all Aastrom
Equipment with the same level of care as Supplier would use, maintain and report for its own equipment. If major repair of Aastrom Equipment is due to causes other than Supplier's neglect, then Aastrom will be responsible for the costs thereof.

                  3.6.3 Supplier shall not encumber any of the Aastrom Equipment nor permit the Aastrom Equipment to be encumbered as a result of any act or omission of Supplier or a subcontractor of Supplier.

                  3.6.4 Supplier shall not use, disassemble, modify or transfer the Aastrom Equipment in any manner except as expressly permitted by Aastrom and needed to perform Supplier's obligations under this Agreement. Aastrom shall own any intellectual property rights in any improvements to the Aastrom Equipment developed by Supplier, its Affiliates or subcontractors.

         3.7 Material Purchases and Supply Chain Management. Supplier is responsible for planning, purchasing, quality assurance, and payment for all materials needed to satisfy their obligations under this Agreement. Supplier agrees to take primary responsibility to resolve all material, technical and quality issues related to sub-tier suppliers.

         3.8 Insurance. All inventory of components and materials purchased by Supplier to make Products shall be owned by Supplier and shall be insured against risk of loss by Supplier. Any components and materials owned by Aastrom and delivered to Supplier for Product production, together with the Aastrom Equipment, shall be covered by Supplier's insurance policy for risk of loss while said items remain in the facilities of Supplier (or its Affiliates or subcontractors), with Aastrom being the loss payee therefore.

4. Commercial Terms and Pricing.

         4.1 Purchase Orders. Aastrom may place its orders for Products on Aastrom Purchase Order forms which are substantially the same as the Purchase Order attached hereto as Exhibit "D". The terms and conditions printed on such Purchase Order are incorporated herein by reference, but in the event such terms and conditions conflict with the terms of this Agreement, then the terms and conditions of this Agreement shall prevail.

         4.2 Ordering and Forecasts. Aastrom shall specify its expected requirements for Products to be manufactured by Supplier under the terms of this Agreement by issuing a 12-month rolling forecast on a monthly basis. The forecast shall indicate Aastrom's best estimate, on a monthly basis, as to the number of each of the Products which Aastrom anticipates purchasing, and the shipment date when Aastrom expects to need each of the Products. This 12-month rolling forecast will be divided into the following three (3) periods:

                  4.2.1    Frozen Period:

         Within this rolling period, the delivery dates and quantities are fixed. This period will be the first four (4) week period of each forecast.

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         Aastrom commits to purchasing and receiving and not amending the specific weekly quantities within this rolling period, without prior agreement with Supplier. Weekly quantities outside this period can be subject to change.

                  4.2.2    Variable Period:

         This rolling period is the eight (8) week period which follows immediately after the Frozen Period of each forecast. During this variable period, Supplier is allowed to purchase parts and, if necessary assemble Products, in order to meet the forecasted delivery dates for the Products. Aastrom is obliged ultimately to purchase the Products specified for the variable period, but Aastrom may elect to purchase such Products either during or after the variable period.

                  4.2.3    Informative Period:

         This period follows immediately after the variable period. The length of this period will be for the balance of the rolling twelve (12) month period. During this period, Aastrom has no obligation to purchase any Product or parts.

         4.3      Pricing and Cost Reductions.

                  4.3.1 Supplier shall sell to Aastrom Product at a firm and fixed price per Exhibits "A" and "B" for one year, subject to reductions pursuant to Sections 4.3.3 and 4.3.4.

                  4.3.2 Following the end of the one (1) year fixed price period, if the price of lower tier supplied material (third party to Supplier) changes from time to time, the actual differential in price of such material to Supplier will be reflected in the pricing structure in Exhibits "A" and "B", and a new Product selling price will be placed in effect at a time that the new cost is incurred by Supplier; provided however, that Supplier shall use its best efforts to minimize the extent of any price increases to such material, including, but not limited to, by finding alternate suppliers and purchasing materials in bulk and at other discounts. Supplier will provide written notice to Aastrom of any permitted price changes at least 60 days prior to the effective date of any price change.

                  4.3.3 Supplier may at any time suggest changes to Aastrom, however small, that will result in improved performance, reliability or yield of Products. Supplier agrees to perform value engineering and value analysis with the goal of reducing Product costs over the commercial life of the Products. Reductions in costs resulting from changes that are suggested by Supplier and accepted by Aastrom shall be shared equally between both parties, by reducing the price of applicable Products by one-half (1/2) the amount of such cost reductions.

                  4.3.4 If Aastrom decides to purchase additional tooling to increase production of assemblies of an existing design, all of the cost reductions that occur as a result of this activity will be immediately passed on to Aastrom. If Aastrom recommends any changes to an existing design or process that reduce costs, all of these cost reductions or changes will be reflected in a lower unit price.

         4.4 Packaging. Supplier shall package all Products in suitable containers for protection during shipments by air or ocean freight worldwide and for storage. Packaging shall be

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approved by Aastrom. Unit packaging requirements are specified in the Product documentation referenced in Exhibits "A" and "B".

         4.5 Test Report. Supplier will provide with each shipment a copy of the "Test Report" for each Product contained therein.

         4.6 Shipment Release Certification. On shipment of each Instrument, Supplier shall deliver to Aastrom information set forth in the Aastrom Quality Plan and a written certification that the Instrument was manufactured in accordance with the Specifications and DMR and has passed all DMR requirements for Product Release. Such certification shall reference the serial number of the Instrument unit shipped.

         4.7 Aastrom Purchasing Rights. It is understood and agreed that purchases under this Agreement, may be made directly from Supplier by Aastrom's parent, Affiliate and subsidiary companies, or by other entities authorized by Aastrom in writing to Supplier, and the provisions contained herein shall be equally applicable to said purchases.

         4.8 Payment. Supplier shall be paid net 30 days following the later of (i) shipment from Supplier's factory in Strongsville, Ohio, and (ii) Aastrom's receipt of an invoice for the shipment.

5. Quality, Workmanship and Warranty.

         5.1 Device History Record. Supplier agrees to comply with Aastrom's Quality Assurance Procedures and Aastrom's engineering documentation for the Product. A Device History Record ("DHR") is to be maintained by the Supplier for assemblies. The DHR shall include, without limitation, lot numbers of components for each Product, any deviations from specifications (for the Product or component) or procedures in the production of the Product, and documentation of any tests or measurement values used in determining the acceptability of the Product or components. Supplier will copy Aastrom on any or all portions of the DHR as Aastrom may request. Any portion of the DHR to be sent to Aastrom will be part of the assembly process and will be controlled by Supplier's documentation change system. It will be the responsibility of the final test technician to insure that this information is passed on to the appropriate Aastrom representative.

         5.2 Non-Confirming Products. Aastrom is entitled to reject any Product (or any component thereof) furnished by Supplier which fails to conform to the Specifications. Supplier agrees to use its best effort and resources to immediately repair or replace any non-conforming Product or component within 30 days following receipt of such returned Product or component (or such longer period as is demonstrated by Supplier and accepted by Aastrom as being required for the repair or replacement). All cost of shipment to and from resulting from properly rejected Products or components found to be non-conforming shall be borne by Supplier. In the event that Supplier is unable to repair or replace a non-conforming Product or component within the applicable time period, Aastrom shall be entitled (at its option) to require Supplier to make additional attempts to repair or replace the Product or component, or to give a full refund or credit for the price paid for such Product or component.

         5.3 Return of Goods. In the case that Aastrom returns Products (or any component thereof) to Supplier for any reason, it is understood that if the Products or components have been

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in contact with Biohazardous materials, Aastrom will first decontaminate these
Products or components, or in the case that Aastrom is not able to decontaminate, the Aastrom shall remove all fluids and disposables and tag the Product or component as Bio-Hazardous. All returned Products or components shall have a Returned Material Authorization ("RMA") number. The RMA number shall be requested by Aastrom to Supplier's Customer Service Representative for each Product before the Product will be shipped to Supplier. Supplier shall issue the RMA number within 72 hours after Aastrom requests the RMA number.

         5.4 Warranty. Supplier warrants to Aastrom that Product manufactured and supplied to Aastrom shall conform to the Specifications and/or any other mutually agreed upon acceptance criteria and shall be free from defects in workmanship and process related material defects for a period of 18 months following shipment; provided however, as to any parts, supplies or components furnished by a third party source arranged by Aastrom ("Aastrom Sourced Parts"), if a shorter warranty is given by the third party source, then that shorter warranty shall apply to that Aastrom Sourced Part. Supplier's obligations under this warranty are specified in Sections 5.1 and 5.2. Supplier acknowledges and agrees that this warranty is also for the benefit of the end-user customer who ultimately acquires the Products.

                  5.4.1 Aastrom shall perform initial warranty evaluation on the Products and submit samples of returned Products to Supplier for its further evaluation and confirmation of defects of Product failure.

                  5.4.2 Products returned to Supplier in which no defect is found, or the defect was caused by Aastrom, or an Affiliate or subsidiary or customer of Aastrom, shall be at the expense of Aastrom. Supplier shall invoice Aastrom for the costs incurred by Supplier for said conforming Products, such as freight charges, time, and materials.

         5.5 Inspection. Aastrom shall have the right to inspect any and all Products at Supplier's facility(s) prior to shipment by Supplier, in order to ensure conformity to the Specifications, Aastrom's acceptance criteria, test requirements, or other mutually agreed upon acceptance criteria.

         5.6 Warranty of Facility Registration and Compliance. Supplier shall assemble all of the Products in an environment where current good manufacturing practices are followed. Supplier represents and warrants that (i) it is registered by the FDA as a contract medical device manufacturer in accordance with the Federal Food, Drug and Cosmetic Act 21 CFR Part 807 (as amended), and (ii) it has achieved EN 46001 certification, and (iii) it will maintain said registration and certification in good standing, and (iv) it will manufacture the Products in compliance with all applicable local, state and federal laws, regulations, and orders.

         5.7 Warranty of Design. Supplier warrants that the Products shall be free from defects in design as to those specific elements that Supplier is primarily responsible for in the design. Supplier makes no warranty as to the design for those elements of the Product for which Supplier was not primarily responsible.

6. Spares Parts Inventory. Aastrom shall provide a Recommended Spares List ("RSL") for Products, and Supplier shall at all times maintain an inventory of spares equal to the average of one (1) month's of Aastrom's forecasted needs over a 12 month period on a rolling basis.

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Aastrom's subsidiaries, affiliates, and other designated entities may order spares per the pricing listed in Exhibit "B". Supplier agrees to provide spares requirements for Products for a period of no less than seven (7) years after delivery of the last commercial Product. Supplier shall be relieved of this obligation upon Aastrom's execution of an agreement with another supplier for the Products covered hereunder.

7. Transfer of Title/Transportation. All Products shipped shall be FOB Strongsville, OH. Title will transfer upon shipment of the Product by Supplier. Aastrom shall pay the cost and insurance of transportation and shall instruct Supplier as to the method of transportation to be used for each delivery. Products shall be shipped directly to Aastrom, unless otherwise instructed by Aastrom in writing.

8. Refurbishment.

         Supplier further agrees to refurbish and repair "out-of-warranty" Products (or any component thereof), or "in-warranty" Products or components containing defects caused by Aastrom. The cost to refurbish such Products or components shall be negotiated between Supplier and Aastrom in good faith, based on Supplier's normal overhead and profit rates and on the extent of labor and material required to restore the Products or components to the Specifications. Supplier shall provide Aastrom a written quotation for said refurbishment or repair work within (10) business days after receiving the returned Products or components for evaluation. Aastrom shall indicate to Supplier the shipping destination for such refurbished Products and or components.

9. Force Majeure.

         9.1 Failure of either party to perform for this Agreement in whole or in part, shall be excused if such failure is the result of force majeure and acts of God, including, but not limited to, flood, wind and lightning, insurrections, strikes, riots, war and warlike operations, civil commotion, fires, explosions, accidents, the acts or orders of any governmental agency, acts of the public enemy, and laws or regulations or restrictions of the governmental entity or of any agency or instrumentality thereof.

         9.2 If performance of this Agreement is excused pursuant to the foregoing section the party thus excused shall use reasonable efforts to perform, and the party excused from performance shall resume performance with the utmost dispatch when such circumstances are avoided, removed or corrected.

         9.3      If the circumstances of force majeure last longer than sixty
(60) days, the party which has not declared the force majeure shall have the right to cancel this Agreement upon thirty (30) days prior written notice to other party.

10. Termination.

         10.1 Aastrom may terminate this Agreement, for any reason and without cause, on not less than ninety (90) days prior written termination notice given to Supplier.

         10.2     Supplier may terminate this Agreement after the initial three
(3) year term, for any reason and without cause, on not less than a 12-month written termination notice given to

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Aastrom. Supplier shall continue to supply production quantities of Products to
Aastrom to the extent that component parts and finished goods in Supplier 's inventory may permit.

         10.3 This Agreement may be terminated at any time upon mutual consent of the parties to this Agreement.

         10.4 Either party may terminate this Agreement for material breach of any of its provisions by the other party upon thirty (30) days prior written notice to the other, if during such thirty (30) day notice period the default is not corrected to the reasonable satisfaction of the non-defaulting party. In addition, either party may immediately terminate this Agreement by giving the other party written notice if such other party has entered into or committed any act of liquidation, bankruptcy, insolvency, receivership or assignment for the benefit of creditors, to the extent such act is permitted by law.

         10.5     Obligations Upon Termination.

                  10.5.1 Upon any termination of this Agreement, (i) both parties shall fully perform all of their obligations accruing up through the date of termination, and (ii) at the request of Aastrom, Supplier will immediately return to Aastrom, or its designee, all Aastrom Equipment, any information, specifications, drawings, procedures, manufacturing records (including the DMR and DHR), description of manufacturing methods and processes required by government agencies, and all other items in printed or electronic form that Aastrom may reasonably request related to Products, and (iii) other items which have been or will be paid for by Aastrom, such as all finished goods, work in process or raw materials inventory either on hand and non-returnable or on order and non-cancelable, purchased and/or manufactured as a result of Aastrom's purchase orders or written authorization to procure such material. Aastrom shall have no obligation to purchase finished goods, work in process or raw materials that in its reasonable determination are discrepant or deficient per the Specifications or that are outside the Frozen Period or Variable Period referenced in Sections 4.2.1 or 4.2.2 above.

                  10.5.2 To the extent applicable, the obligations under Sections 10.5, 11, 14 and 15 shall survive any termination of this Agreement for a period of ten (10) years after the termination of this Agreement.

                  10.5.3 Supplier shall provide reasonable cooperation to transition manufacturing operations for Products to an alternative manufacturer by promptly supplying Aastrom upon request with copies of all Aastrom documentation at the reasonable expense of Aastrom. Supplier shall complete any work in process if so requested by Aastrom upon termination of this Agreement.

11. Proprietary Information.

         11.1 Confidentiality. The provisions and arrangements made under this Agreement are confidential between parties. Each party shall protect confidential information in the same manner it protects its own confidential materials. Neither party shall make any reference to this Agreement or any provision thereof in any publicly disseminated literature, printed matter, or other publicity issued by or for it, except (i) as required by law, (ii) in connection with a public or private offer or sale of securities, a business collaboration or transaction, or a governmental or industry regulatory communication, or (iii) in a fashion and at a time mutually agreed upon by both parties after the execution of this Agreement. After Aastrom has sold Products in the ordinary course of business, Supplier may add Aastrom to Supplier's list of customers and may show external photographs of Products for marketing purposes but may not disclose the other business terms of this Agreement to other third parties.

         11.2 Aastrom's Property: Use of Property by Supplier. Supplier recognizes the proprietary interest of Aastrom in the techniques, designs, specifications, drawings and other technical data now existing or developed during the term of this Agreement relating to the Products and their use. Supplier acknowledges and agrees that such techniques, designs, specifications, drawings and technical data relating to the Products and their use, whether developed by Supplier alone, in conjunction with others, or otherwise, shall be and is the property of Aastrom. Supplier shall cooperate fully in communicating to Aastrom or its agents the property described above. Supplier hereby waives any and all right, title and interest in and to such proprietary information. Supplier shall have the right to use any technology, information, samples, documents and other proprietary information of Aastrom provided in connection with the manufacturing activities described herein solely and exclusively for the purpose of manufacturing Products for Aastrom and for no other purpose.

         11.3 Inventions. As to any improvement to the Products, any component thereof or any disposable used in connection therewith, which is made by Supplier's employees or agents in the course of Supplier's work for Aastrom, or as a result thereof, which improvement constitutes a patentable invention,
(a) Supplier hereby agrees to promptly disclose the same to Aastrom, (b) Aastrom shall own all right, title and interest in such invention, (c) Supplier hereby agrees to cause the inventor to execute any assignments requested by Aastrom in order to perfect Aastrom's ownership rights in the invention; and (d) Supplier shall cause said inventor to sign appropriate patent applications prepared at the expense of Aastrom.

         11.4 Nondisclosure. Supplier acknowledges and agrees that Aastrom is entitled to prevent Aastrom's competitors from obtaining and utilizing Aastrom's trade secrets. Supplier agrees during the term hereof and thereafter to hold Aastrom's trade secrets and other confidential or proprietary information in strictest confidence and not to use them for purposes other than performance hereunder, and not to disclose them or allow them to be disclosed, directly or indirectly, to any other person or entity, other than to persons engaged by Supplier for the purpose of performance hereunder, without Aastrom's written consent. Supplier acknowledges the confidential nature of its relationship with Aastrom and of any information relating to the Products, Aastrom, or it distributors, agents, clients or customers which Supplier may obtain during the term hereof. Supplier also agrees to place any persons to whom said information is disclosed for purposes of performance hereunder under a legal obligation to treat such information as strictly confidential on terms no less restrictive than those contained herein.

         11.5     Exclusivity

                  11.5.1 Continuing Prohibition. At all times both during and after the term of this Agreement, Supplier shall not make or sell, or enable others to make or sell, the Instruments, excepting only for making and selling the Instruments for Aastrom. Similarly, at all times Supplier shall not use, or enable others to use, any of Aastrom's proprietary information as described in
Section 11.

                  11.5.2 No Similar Product. During the term of this Agreement, and during the term of any similar manufacturing agreement between Supplier and Aastrom, and for a period of three (3) years thereafter, Supplier shall not (a) participate in the design or development by any party other than Aastrom of any cell production system which uses any technologies which are similar to one or more of the significant proprietary technologies utilized by the Instruments; provided, however, Supplier may continue to perform its existing customer agreements which were in place as of the effective date of this Agreement, and Supplier may manufacture products that have cell culture applications so long as said products are not competitive with Aastrom's Instruments and so long as said products do not use substantially identical subassemblies; or (b) manufacture, assemble, produce, ship or in any other way make available for use or distribution, by any party other than Aastrom, any cell production system which uses any technologies which are similar to one or more of the significant proprietary technologies used by the Instruments.

                  11.5.3 No Use of Aastrom's Proprietary Information. Even after the three (3) years specified in section 11.5.2, Supplier shall not thereafter render any services or make or sell any product for any other party which services or product use or arise out of technology developed or owned by Aastrom or developed by Supplier on behalf of Aastrom. Such methods or systems shall include, without limitation, those presently in the course of development by Aastrom and those which shall be developed by Supplier and/or Aastrom and/or the other design contractors in furtherance of this Agreement. Supplier acknowledges and agrees that Aastrom has a legitimate business purpose in precluding Supplier for divulging or otherwise using any and all information derived by Supplier in the course of performing this Agreement, and that Aastrom intends to use these Instruments and related methods and systems for its own business purpose and competitive advantage in the marketplace.

12. Right of Inspection. Aastrom shall have the right under normal business hours to visit Supplier's facilities to conduct evaluations and review the performance of Supplier's obligations under this Agreement. Aastrom shall also have the right to meet with Supplier personnel and review development, production, process, and quality records relevant to the subject matter in this Agreement subject to the confidentiality Agreement signed under separate form between Supplier and Aastrom. Aastrom shall provide reasonable notice to Supplier prior to each such visit.

         12.1 FDA Inspection Reports. Supplier shall provide Aastrom with copies of any FDA Form 483 observations, follow-up warning letters and/or close-out reports for those portions of FDA CGMP/QSR compliance inspection reports relating specifically to the Instruments or the System's regulatory submission for any facility where the Instruments are manufactured and will work closely with Aastrom when responding to Form 483 observations that impact the Instruments or System. Additionally, Supplier shall advise Aastrom of any Form 483 observations not directly related to the System, but affecting the Quality Systems that are used in manufacture of the Instruments. Supplier shall immediately report to Aastrom in writing any adverse events, circumstances, or potential problems relating to Suppliers registrations or inspections that could adversely effect the Instrument or System approval. Supplier shall furnish to Aastrom a copy of the facility registrations and inspection reports specifically related to the System applicable as of the date of this Agreement and throughout the term of this Agreement. Supplier shall allow Aastrom and its agent to review and inspect Suppliers facilities, and regulatory compliance files, and correspondence to and from the FDA regarding inspections, registrations, and audits that pertain directly to the Instruments or any regulatory submission with regard to the System.

13. Complete Agreement The terms and conditions of this Agreement shall replace any previous terms and conditions between Supplier and Aastrom relating to the Products.

14. Law and Disputes.

         14.1 Governing Law. The construction, validity and performance of this Agreement shall be governed by the laws of the State of Michigan, USA, excluding its principles regarding conflicts of law.

         14.2 Dispute Resolution. Any controversy or claim rising out of or relating to this Agreement, or the breach or interpretation hereof, shall be resolved through good faith negotiation between the executive officers of the parties hereto. Any controversy or claim not resolved by mutual agreement shall be submitted to binding arbitration in Ann Arbor, Michigan, in accordance with the rules of the American Arbitration Association ("AAA") as then in effect; and judgment upon the award rendered in such arbitration shall be final and may be entered in any court having jurisdiction thereof. Notice of the demand for arbitration shall be filed in writing with the other party to this agreement and with the AAA. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statue of limitations. This Agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. The party most prevailing in said arbitration, as determined by the arbitrator based upon the parties' representative claims and positions, shall be entitled to recover from the non-prevailing party all attorneys' fees and other costs incurred in connection with the arbitration proceeding.

15. Indemnification. Aastrom agrees, at its cost, to defend and hold Supplier harmless from any claim by any person, firm, corporation or governmental unit which arises out of the sale or use of the Products with respect to property damage or bodily injury, unless such claim is caused by or arises out of the (i) malfeasance or negligent acts or omissions of Supplier, or (ii) a breach by Supplier of its obligations under this Agreement, or (iii) non-conforming Products supplied by Supplier

16. Term of Agreement. The initial term of this Agreement shall be for three (3) years following the effective date hereof. The term shall be automatically extended after the initial term for a continuing term until terminated in accordance with Section 10.

17. Assignment: Neither party may directly or indirectly assign or transfer this Agreement, in whole or on part, to any third party without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. Notwithstanding the above, Aastrom and Supplier may assign its rights and obligations hereunder to a subsidiary or Affiliate or to a purchaser of its business relating to the Products without the prior written consent of the other.

18. Severability: In the event of any provision of this Agreement shall be invalid, void, illegal, or unenforceable, the remaining provisions hereof nevertheless will continue in full force and effect without being impaired or invalidated in any way.

19. Notices. Any notices from either party which affect this Agreement shall be in writing and sent by mail, fax, or telex to the address of the other party as set out below, or such other address as may from time to time have been notified in writing by either party in question to the other.

         In the case of notices to Aastrom:

                  Aastrom Biosciences, Inc.
                  Attn: Vice President, Administrative and Financial Operations 24 Frank Lloyd Wright Drive
                  Ann Arbor, MI 48105

                  Fax: (734) 930-5546

         In the case of notices to Supplier

                  Astro Instrumentation L.L.C.
                  Attn: Vice President/General Manager
                  13500 Darice Parkway
                  Strongsville, Ohio 44149

                  Fax: (   ) ___-____

20. Privity: The relationship established between the Supplier and Aastrom shall be solely that of seller and buyer, and neither party shall be in any way the agent or representative of the other party for any purpose whatsoever, and shall have no right to create or assume any obligation or responsibility of any kind, whether express or implied, in the name of or on behalf of the of the party to bind the other party in any manner whatsoever.

21. Validity of Agreement Signed in Counterpart. This Agreement may be signed in counterparts, each of which shall be an original, but all of which shall be deemed to be one and the same instrument, and shall be valid and binding when so signed. A party may evidence its signature and delivery by faxing a signed copy of this Agreement to the other party.

         IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to sign this Agreement in counterparts, putting this Agreement in effect as of the date when both parties have signed.

ASTRO INSTRUMENTATION LLC              AASTROM BIOSCIENCES, INC.

By: /s/ Duane Stierhoff                By: /s/ Alan Wright
_______________________                ___________________
Duane Stierhoff                        Alan Wright
Vice President / General Manager       Senior Vice President, Administrative and
                                              Financial Operations

Dated: February 14, 2003               Dated: February 14, 2003
       _________________                      _________________

                                LIST OF EXHIBITS

Exhibit                    Title
-------                    -----
   A               Product Pricing

   B               Pricing for Spare Parts

   C               Aastrom Equipment

   D               Aastrom Purchase Order - Standard Terms and Conditions

                                   EXHIBIT "A"

                                 PRODUCT PRICING

                             COMPONENT UNIT PRICES:

                                                                            UNIT
 PART                                                                      SELLING
NUMBER                             DESCRIPTION                              PRICE
A1604         Processor, as defined in final assembly drawing 936520      $15,175.38
A1542         Rack, as defined in final assembly drawing 923627           $13,661.31
A1647         Incubator, as defined in final assembly drawing 936507      $ 7,744.44
A1665         System Manager Accessory Kit, as defined in final           $   767.18
              assembly drawing 936520

                                   EXHIBIT "B"

                             PRICING FOR SPARE PARTS

 Part                                                                    Unit
Number                  Description                         Drawing      Price
------                  -----------                         -------      -----
42495         PCBA, AA205, PRO                               932424       TBD
46527         PCBA, AA200, INC                               937027       TBD
46528         PCBA, AA201, INC                               937028       TBD
46529         PCBA, AA202, INC                               937029       TBD
46532         POLE ASSY, PROC                                937032       TBD
46522         PCBA, AA208, Rack/Processor                    937052       TBD
46555         PWR SPLY ASSY                                  937055       TBD
77578         PCBA, Switchover Control, Rack                 958287       TBD
46559         PCBA, AA 209, Rack                             937059       TBD
76153         PCBA, AA 202 Satellite Board                   955606       TBD

                                   EXHIBIT "C"

                                AASTROM EQUIPMENT

                                 To be Prepared

                                   EXHIBIT "D"

                             AASTROM PURCHASE ORDER
                          STANDARD TERMS AND CONDITIONS

                 COPY OF AASTROM PURCHASE ORDER TO BE ATTACHED